June 7, 1996




Foreland Corporation
12596 West Bayaud, Suite 300
Lakewood, Colorado 80228

Dear Sir:

The undersigned petroleum engineer hereby consents to incorporation by reference in Amendment No. 1 to the registration statement of Foreland Corporation on Form S-3 of the reserve report respecting Foreland's properties, as such report is referred to is Foreland Corporation's annual report on form 10-K for its fiscal year ended December 31, 1995.

Sincerely,

Malkewicz Hueni Associates, Inc.

/s/ Stephen E. Malkewicz

Stephen E. Malkewicz